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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                                   Amendment 3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IGUANA VENTURES LTD.
             (Exact name of Registrant as specified in its charter)

NEVADA                                       98-0376008
------                                       ----------
(State  or  other  jurisdiction  of          (I.R.S.  Employer
incorporation  or  organization)             Identification  Number)

Suite  1400,  1500  West  Georgia  St.
Vancouver,  B.C.  Canada                     V6G  2Z6
------------------------                     --------
(Name  and  address  of  principal           (Zip  Code)
executive  offices)

Registrant's  telephone  number,
 including area code:                         604-760-2112
                                              ------------

Approximate date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|
If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE  OF  EACH                  PROPOSED       PROPOSED
CLASS  OF                        MAXIMUM        MAXIMUM
SECURITIES         AMOUNT        OFFERING       AGGREGATE      AMOUNT  OF
TO  BE             TO  BE        PRICE  PER     OFFERING       REGISTRATION
REGISTERED         REGISTERED    SHARE  (1)     PRICE  (2)     FEE (2)
--------------------------------------------------------------------------------

Common  Stock      4,554,000 shares   $0.05     $227,700.00    $20.95
--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Iguana  Ventures  Ltd.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                    SUBJECT TO COMPLETION, Dated May 8, 2003

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Item  27.  Exhibits

Exhibit
Number   Description
------   -----------------------------------------------------------------------
3.1      Articles  of  Incorporation  (1)
3.2      Amended  By-Laws  (1)
5.1      Opinion  of  Cane  O'Neill  Taylor,  LLC,  with  consent  to  use  (1)
10.1     Bill  of  Sale  (1)
23.1     Consent  of  Morgan  &  Company,  Chartered  Accountants  (3)
23.2     Consent  of  W.G.  Timmins,  Consulting  Geologist  (2)


(1)  Previously  included  as  an  exhibit  to  SB-2  filed  November  29,  2002
(2)  Previously  included  as  an  exhibit to SB-2 Amendment 2 filed May 7, 2003
(3)  Included  as  an  exhibit  to  the  filing  of  this  SB-2  Amendment  3.

                                       2

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on May 8, 2003.

                              IGUANA  VENTURES  LTD.

                            By:  /s/ Michael  Young
                                 _________________________
                                 Michael  Young
                                 President  and  Director
                                 (Principal  Executive  Officer)


                            By:  /s/ Vicki  White
                                 _________________________
                                 Vicki  White
                                 Secretary,  Treasurer  and  Director
                                 (Principal  Financial  Officer)
                                 (Principal  Accounting  Officer)




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